UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50626 (Commission File Number)	91-1707622 (IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

(908) 517-7330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 5, 2007, Achilles Acquisition, LLC (“Achilles”), a wholly-owned subsidiary of Cyclacel Pharmaceuticals, Inc. (the “Company”), entered into a definitive asset purchase agreement (the “Agreement”) with ALIGN Pharmaceuticals, LLC and ALIGN Holdings, LLC (together, the “Sellers”), to acquire substantially all of the Sellers’ assets (the “Transaction”). The closing of the acquisition occurred simultaneously with the execution of the Agreement (the “Closing Date”).

The Company, through Achilles, acquired, inter alia, the Sellers’ exclusive rights to sell and distribute three products in the United States used primarily to manage the effects of radiation or chemotherapy in cancer patients: Xclair (R) Cream, Numoisyn (R) Liquid and Numoisyn (R) Lozenges.

As consideration for the Transaction and pursuant and subject to the terms of the Agreement, the Company, through Achilles, paid $3,331,428 in cash to the Sellers and shall pay an additional aggregate amount of $452,464 within 130 business days from the Closing Date, in cash, shares of the Company’s common stock, or a combination thereof, as further described in the Agreement. In addition, the Company may issue to the Sellers a maximum number of shares of common stock, in an amount equal to $1,116,108, issuable at a price per share of $6.06, which issuance is contingent upon the achievement of certain operational and financial milestones and subject to satisfaction of any outstanding indemnification obligations by the Sellers. The Company will issue the shares of common stock only to the extent that the milestones are achieved.

Effective October 5, 2007, William C. Collins, the former chief executive officer and manager of the Sellers, was appointed as the general manager of Achilles.

ITEM 8.01 Other Events.

On October 8, 2007, the Company issued a press release announcing the entry into the Agreement and the consummation of the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the SEC.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
99.1	Press release dated October 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: October 9, 2007
	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President, Finance & Chief Operating Officer